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                                                                     EXHIBIT 5.1
                           JONES, DAY, REAVIS & POGUE
                                 599 Lexington
                            New York, New York 10022



                                  May 31, 1995




Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio  45202


                      Re: Up to $750,000,000 of Debt Securities of Federated Department Stores, Inc.

Ladies and Gentlemen:

                 We are acting as counsel to Federated Department Stores, Inc., a Delaware corporation (the "Company"), in connection with the authorization of the possible issuance and sale from time to time by the Company of up to $750,000,000 of certain debt securities of the Company (the "Debt Securities") to be issued pursuant to the Indenture, dated as of December 15, 1994 (the "Indenture"), between the Company and First National Bank of Boston, as trustee (the "Trustee"), as contemplated by the Company's Registration Statement on Form S-3 transmitted for filing with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

                 We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

                 1. The Indenture constitutes a valid and binding instrument of the Company.

                 2. The Debt Securities have been duly authorized by the Company and, when duly issued and executed by the Company, duly authenticated by the Trustee, and delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, the Debt Securities will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.
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Federated Department Stores, Inc.
May 31, 1995
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                 In rendering the foregoing opinion, we have assumed that (i)
all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the Trustee, (ii) the Debt Securities will be duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture, (iii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iv) the Registration Statement, and any amendments thereto, will have become effective, (v) a Prospectus Supplement describing each series of Debt Securities offered pursuant to the Registration Statement will have been filed with the Commission, (vi) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation, and applicable law, (vii) the resolutions authorizing the Company to register, offer, sell, and issue the Debt Securities will remain in effect and unchanged at all times during which the Debt Securities are offered, sold, or issued by the Company, and (viii) all Debt Securities will be issued in compliance with applicable federal and state securities laws.

                 In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

                 We understand that prior to offering for sale any Debt Securities you will advise us in writing of the terms of such offering and of such Debt Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which the Debt Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities or any changes in the Company's capital structure or other pertinent circumstances.

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Federated Department Stores, Inc.
May 31, 1995
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                 We hereby consent to the filing of this opinion as  Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Validity of Debt Securities."

                                                 Very truly yours,

                                                 /s/ Jones, Day, Reavis & Pogue

                                                 Jones, Day, Reavis & Pogue